CONSULTING AGREEMENT

THIS AGREEMENT is made effective as of the 1st day of March, 2001

BETWEEN:

VIRTUALSELLERS.COM, INC., a company incorporated pursuant to the federal laws of Canada, having an office at Suite 1000, 120 North LaSalle Street, Chicago, Illinois, 60602

(the "Company")

OF THE FIRST PART

AND:

SHANNON T. SQUYRES, businessman, of 17586 Lebanon Circle, Irvine, California, U.S.A.

(the "Consultant")

OF THE SECOND PART

WHEREAS:

A. The Company is a publicly traded company and is engaged in, among other things, the business of e-commerce and telecommunications;

B. The Consultant has certain skills and expertise required by the Company; and

C. The Company desires to retain the Consultant to provide the Company with the services detailed in Schedule "A" hereto (the "Services"), and the Consultant has agreed to provide the Services to the Company on the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF CONSULTANT

1.1 Appointment of Consultant

The Company hereby appoints the Consultant to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Consultant to exercise such powers as provided under this Agreement. The Consultant accepts such appointment on the terms and conditions herein set forth.

1.2 Authority of Consultant

The Consultant shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.3 Consultant's Warranties

The Consultant represents and warrants that it is competent and it has the qualifications, experience and capabilities necessary to carry out the Services to be performed hereunder, and that the Services will be performed to the standard of care, skill and diligence of experienced professional in that same field.

1.4 Limitations and Restrictions

Notwithstanding any provisions of this Agreement, the Consultant shall not take any action, expend any sum, make any decision, give any consent, approval or authorization, or incur any obligation unless and until the same has been approved by the Company.

1.5 Independent Contractor

In performing the Services, the Consultant shall be an independent contractor and not an employee or agent of the Company, except that the Consultant shall be the agent of the Company solely in circumstances where the Consultant must be the agent to carry out his obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Consultant to provide the Services exclusively to the Company and the Consultant hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Consultant's behalf and the Consultant or any of his agents shall not be entitled to the fringe benefits provided by the Company to its employees.

ARTICLE 2
CONSULTANT'S AGREEMENTS

2.1 Expense Statements

The Consultant may incur expenses in the name of the Company up to an amount per month as agreed in advance by the Company, such expenses to relate solely to the carrying out of the Services. The Consultant will immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis.

2.2 Indemnity by Consultant

The Consultant hereby agrees to indemnify, defend and hold harmless the Company, from and against any and all claims, demands, losses, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable legal fees), arising directly or indirectly, in whole or in part, out of the fraudulent, negligent, reckless or wilful act or omission of the Consultant related to any action taken by the Consultant within the scope of the Services or authority hereunder, and the provisions of this Section 2.2 shall survive termination of this Agreement.

ARTICLE 3
COMPANY'S AGREEMENTS

3.1 Compensation of Consultant

As compensation for the Services rendered by the Consultant pursuant to this Agreement, the Company agrees to grant to the Consultant an option (the "Option") to acquire up to 600,000 common shares (the "Option Shares") in the Company at an exercise price of $0.40 per share, which Option will be exercisable immediately for a period of 24 months from the date of grant of such Option. The Company agrees that the Option Shares shall be issued pursuant to the Company's 2000 Stock Option Plan and that the Option Shares will be issued or registered on a Form S-8 registration statement, if permitted by applicable securities laws.

3.2 Indemnity by Company

The Company hereby agrees to indemnify, defend and hold harmless the Consultant, from and against any and all claims, demands, losses, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable legal fees), arising directly or indirectly, in whole or in part, out of any matter related to any action taken by the Consultant within the scope of the Services or authority hereunder, excluding only such of the foregoing as arise from the fraudulent, negligent, reckless or wilful act or omission of the Consultant and the provisions of this Section 3.2 shall survive termination of this Agreement.

ARTICLE 4
DURATION, TERMINATION AND DEFAULT

4.1 Effective Date

This Agreement shall become effective as of the 1st day of March, 2001 (the "Effective Date"), and shall continue for a period of one (1) year from the Effective Date or until terminated pursuant to the terms of this Agreement.

4.2 Termination

This Agreement may be terminated:

(a) by the Company at any time without cause by giving the Consultant written notice of such termination at least one (1) month prior to the termination date set forth in such written notice;

(b) by the Consultant at any time by giving the Company written notice of such termination at least one (1) month prior to the termination date set forth in such written notice;

(c) by the Company upon the occurrence of any default by the Consultant by giving written notice to the Consultant specifying the nature of such default; a default shall be defined as the occurrence of any one or more of the following :

(i) the Consultant files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency, or other relief for debtors, or seeks, consents to, or acquiesces in the appointment of any trustee, receiver, or liquidator of the Consultant, or of all or any substantial part of its properties and the same remains unvacated and unstayed for an aggregate of sixty (60) days from the date of entry thereof; or any trustee, receiver, or liquidator of the Consultant or of all or any substantial part of its properties is appointed without the consent of or acquiescence of the Consultant and such appointment remains unvacated and unstayed for an aggregate of sixty (60) days,

(ii) the Consultant fails to perform any of the Services in the manner or within the time required herein or commits or permits a breach of or default in any of its duties, liabilities or obligations hereunder and fails to fully cure or remedy such failure, breach or default within ten (10) days after written notice by the Company to the Consultant specifying the nature of such failure, breach or default, or if such breach or default cannot reasonably be cured within ten (10) days, fails to commence such cure or remedy within said ten (10) day period or at any time thereafter fails to diligently prosecute such cure or remedy to completion, or

(iii) the Company acting reasonably determines that the Consultant has acted, is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information as provided for in this Agreement;

(d) by the Company immediately without prior notice if, at any time, the Consultant, while in the performance of its duties:

(i) commits a material breach of a provision of this Agreement,

(ii) is unable or unwilling to perform the Services under this Agreement, or

(iii) commits fraud, serious neglect or misconduct in the discharge of the Services;

(e) by the Consultant, acting reasonably, immediately upon the occurrence of any default by the Company by giving written notice to the Company specifying the nature of such default; a default shall include a default shall be defined as the occurrence of any one or more of the following:

(i) the Company files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency, or other relief for debtors, or seeks, consents to, or acquiesces in the appointment of any trustee, receiver, or liquidator of the Company, or of all or any substantial part of its properties and the same remains unvacated and unstayed for an aggregate of sixty (60) days from the date of entry thereof; or any trustee, receiver, or liquidator of the Company or of all or any substantial part of its properties is appointed without the consent of or acquiescence of the Company and such appointment remains unvacated and unstayed for an aggregate of sixty (60) days, or

(ii) the Company fails to pay the fee as provided for in Section 3.1 or failure to reimburse the Consultant for expenses as provided for in Section 2.1 and fails to fully cure or remedy such failure or default within ten (10) days after written notice by the Consultant to the Company specifying the nature of such failure or default, or if such failure or default cannot reasonably be cured within ten (10) days, fails to commence such cure or remedy within said ten (10) day period or at any time thereafter fails to diligently prosecute such cure or remedy to completion.

4.3 Duties Upon Termination

Upon termination of this Agreement for any reason, the Consultant shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

(a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

(b) all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Consultant shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

4.4 Compensation of Consultant on Termination

Upon termination of this Agreement, the Consultant shall be entitled to receive as his full and sole compensation in discharge of obligations of the Company to the Consultant under this Agreement all sums due and payable under this Agreement to the date of termination and the Consultant shall have no right to receive any further payments; provided, however, that the Company shall have the right to offset against any payment owing to the Consultant under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Consultant, to the extent such right has not been waived by the Company.

ARTICLE 5
CONFIDENTIALITY

5.1 Ownership of Work Product

All reports, documents, concepts, products and processes together with any marketing schemes, business or sales contracts, or any business opportunities prepared, produced, developed, or acquired, by or at the direction of the Consultant, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Consultant performing the Services (collectively, the "Work Product") shall belong exclusively to the Company which shall be entitled to all right, interest, profits or benefits in respect thereof. No copies, summaries or other reproductions of any Work Product shall be made by the Consultant or any of his agents without the express permission of the Company, provided that the Consultant is hereby given permission to maintain one copy of the Work Product for his own use.

5.2 Confidentiality

The Consultant shall not, except as authorized or required by his duties, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to his knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business or may be likely so to do. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.

The Consultant shall comply, and shall cause his agents to comply, with such directions as the Company shall make to ensure the safeguarding or confidentiality of all such information. The Company may require that any agent of the Consultant execute an agreement with the Company regarding the confidentiality of all such information.

5.3 Devotion to Contract

During the term of this Agreement, the Consultant shall devote sufficient time, attention, and ability to the business of the Company, and to any associated company, as is reasonably necessary for the proper performance of the Services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Consultant to devote his exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Consultant shall, and shall cause each of his agents assigned to performance of the Services on behalf of the Consultant, to:

(a) at all times perform the Services faithfully, diligently, to the best of his abilities and in the best interests of the Company;

(b) devote such of his time, labour and attention to the business of the Company as is necessary for the proper performance of the Services hereunder; and

(c) refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Consultant as contemplated herein.

5.4 Other Activities

The Consultant shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other person, firm or company.

ARTICLE 6
MISCELLANEOUS

6.1 Waiver; Consents

No consent, approval or waiver, express or implied, by either party hereto, to or of any breach of default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

6.2 Governing Law

This Agreement and all matters arising thereunder shall be governed by the laws of the Province of British Columbia.

6.3 Successors, etc.

This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective heirs, successors and permitted assigns.

6.4 Assignment

This Agreement may not be assigned by any party except with the written consent of the other party hereto.

6.5 Entire Agreement and Modification

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

6.6 Headings

The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

6.7 Notices

Any notices required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Canada, the notice to the following address or number:

The Company:

VirtualSellers.com, Inc.
Suite 1000, 120 North LaSalle Street
Chicago, Illinois 60602

Facsimile: (312) 920-1871
Attention: Dennis Sinclair

with a copy to:

Clark, Wilson
Barristers and Solicitors
800 - 885 West Georgia Street
Vancouver, British Columbia
V6C 3H1

Facsimile: (604) 687-6314
Attention: Virgil Z. Hlus

The Consultant:

Shannon T. Squyres
17586 Lebanon Circle
Irvine, California, U.S.A.

Facsimile: (949) 955-1868

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be.

Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.8 Time of the Essence

Time is of the essence of this Agreement.

6.9 Further Assurances

The parties hereto agree from time to time after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.10 Counterparts

This Agreement may be executed in several counter-parts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

VIRTUALSELLERS.COM, INC.

Per: /s/ Dennis Sinclair
Authorized Signatory

EXECUTED BY SHANNON T. SQUYRES in the presence of: /s/ Robin Reese Signature Robin Reese Print Name 13591 Charloma Drive Address Tustin, CA 92780 Office Administration Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Shannon T. Squyres SHANNON T. SQUYRES

SCHEDULE "A"

The Consultant shall:

(a) provide financial and corporate counselling and consulting services to the Company pursuant to the terms of this Agreement; and

(b) implement or cause to be implemented decisions of the Company in accordance with this Agreement.